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                                                                      EXHIBIT 5


      [Letterhead of Devine, Millimet & Branch, Professional Association]


                                    April 12, 1996



CFX Corporation
102 Main Street
Keene, NH 03431


        RE: AGREEMENT AND PLAN OF MERGER WITH THE SAFETY FUND CORPORATION

Ladies and Gentlemen:


        We have acted as counsel to CFX Corporation (the "Company") in connection with the Agreement and Plan of Merger dated as of January 5, 1996 (the "Agreement") pursuant to which the Company will acquire all of the outstanding shares of common stock of The Safety Fund Corporation ("Safety Fund") in exchange for the issuance by the Company of up to 3,200,000 shares of the Company's common stock, $0.66 2/3 par value (the "CFX Common Stock").


        Prior to rendering this opinion, we have reviewed such certificates, documents and records as we have deemed necessary for the purposes hereof, including the following:

        a. Copies of the Articles of Agreement and the Bylaws of the Company as now in effect;


        b. The Registration Statement on Form S-4 relating to the CFX Common Stock to be issued pursuant to the Agreement being filed with the Securities and Exchange Commission contemporaneously herewith, including the exhibits thereto (the "Registration Statement"); and


        c. Resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of the Agreement and the performance of the transactions contemplated therein, including the issuance of the CFX Common Stock.

        Based upon the foregoing and such other investigation as we have deemed necessary, it is our opinion that when (i) the Agreement shall have been approved by the shareholders of the Company, (ii) the Registration Statement shall have become effective and (ii) the CFX Common Stock shall have been issued and delivered to the shareholders of Safety Fund and the consideration therefor shall have been received by the Company, all in accordance with the provisions of the Agreement, the CFX Common Stock will be validly issued, fully paid and non-assessable.


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CFX Corporation
[Date]
Page 2


        We understand that this opinion is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion with and as a part of the Registration Statement and to the use of our name therein and in the related Proxy Statement under the caption "Legal Opinions".


                                             Very truly yours,


                                             DEVINE, MILLIMET & BRANCH
                                             Professional Association




                                             By: /s/ Frederick J. Coolbroth
                                                 ------------------------------
                                                     Frederick J. Coolbroth